UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 21, 2022

Biora Therapeutics, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-39334	27-3950390
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4330 La Jolla Village Drive, Suite 300
San Diego, California	92122
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (833) 727-2841

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	BIOR	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On November 21, 2022, Biora Therapeutics, Inc. (the “Company”) entered into a letter agreement (the “Letter Agreement”) with the United States Attorney for the Southern District of New York (“SDNY”), pursuant to which the parties agreed to extend the deadline for the Company’s payment due under the Stipulation and Order of Settlement and Dismissal (the “Settlement Agreement”), effective July 23, 2020 (the “Effective Date”), on December 31, 2022 to July 15, 2023. The Company agreed to, on or before July 15, 2023, pay the United States the payment due of $2,778,473.71 plus interest, which shall be compounded annually at a rate of 1.25% accruing from the Effective Date.

The foregoing descriptions of the Letter Agreement and the Settlement Agreement are qualified in their entirety by the full text of the Letter Agreement and the Settlement Agreement, which are filed as Exhibits 10.1 and 10.2, respectively, hereto.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

10.1	Letter Agreement, dated November 21, 2022, by and between the Company and SDNY.

10.2	Stipulation and Order of Settlement and Dismissal, effective July 23, 2020, among the U.S. Department of Justice through the U.S. Attorney’s Office for the Southern District of New York, and on behalf of the Office of Inspector General of the Department of Health and Human Services, and with the relator named therein and the Company (incorporated by reference to Exhibit 10.1 to the registrant’s Form 8-K filed on July 24, 2020).

104	Cover Page Interactive Data File (formatted in Inline XBRL and contained in Exhibit 101).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Biora Therapeutics, Inc.

Date: November 23, 2022	By:	/s/ Eric d’Esparbes
Eric d’Esparbes Chief Financial Officer